Exhibit 5.1

[Letterhead of Baker & McKenzie LLP]

December 5, 2006

WorldSpace, Inc.

8515 Georgia Avenue

Silver Spring, Maryland 20910

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of WorldSpace, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,008,026 shares of the Company’s Class A Common Stock (the “Common Stock”), par value $0.01 per share (the “Shares”), which are issuable upon the exercise of certain options issued by the Company’s predecessor corporation, WorldSpace, Inc., a Maryland corporation (the “WSI-Maryland Options”)

We understand that the Shares are to be offered and sold from time to time, following exercise of the WSI-Maryland Options, by the persons identified in the Registration Statement as described in the Registration Statement and any amendments thereto, the Prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus.

As the Company’s legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the issuance of the Shares upon exercise of the WSI-Maryland Options and have examined such records and documents as we have deemed necessary to form a basis for the opinion expressed herein.

Based on the foregoing and subject to the qualifications set forth below, and having regard to the legal considerations we deem relevant, we are of the opinion that the issuance of the Shares has been duly authorized and that the Shares, when issued upon exercise of the WSI-Maryland Options, in accordance with the terms of the WSI-Maryland Options, will be validly issued, fully-paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & McKenzie LLP